UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2019
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 3.02.    Unregistered Sales of Equity Securities.
The information in Item 8.01 below is incorporated into this Item 3.02 by reference.
Item 8.01.    Other Events.
On May 7, 2019, NSA OP, LP (the "Operating Partnership") issued 13,803 Class A common units of limited partner interest in the Operating Partnership ("OP units") and 24,993 Class B common units of limited partner interest in the Operating Partnership ("subordinated performance units"), Series MI, to an affiliate of Move It Self Storage ("Move It"), one of the existing participating regional operators ("PROs") of National Storage Affiliates Trust (the "Company"), as partial consideration for the acquisition of one self storage property from Move It.
On June 1, 2019, the Operating Partnership issued 285,512 OP units to the existing owners of an affiliate of SecurCare Self Storage, Inc., one of the Company's existing PROs, including 95,170 OP units to Nordhagen LLLP, an affiliate of Arlen D. Nordhagen, the chairman of the board of trustees and chief executive officer of the Company, as partial consideration for the acquisition of an interest in SBOA TI Reinsurance Ltd. and related cash flows.
On June 21, 2019, the Operating Partnership issued 145,814 OP units and 167,774 subordinated performance units, Series SO, to affiliates of one of the Company's existing PROs, Southern Self Storage ("Southern"), as partial consideration for the acquisition of three self storage properties from Southern.
On June 24, 2019, the Operating Partnership issued 68,049 6.000% Series A-1 cumulative redeemable preferred units of limited partnership interest in the Operating Partnership ("Series A-1 Preferred Units") as partial consideration for the acquisition of one self storage property from an unrelated third party.
Following a specified lock-up period after the respective dates of issuance set forth above, the OP units and Series A-1 Preferred Units issued by the Operating Partnership may be redeemed from time to time by holders for a cash amount per OP unit or Series A-1 Preferred Unit, respectively, equal to the market value of an equivalent number of common shares of beneficial interest of the Company ("Common Shares") or 6.000% Series A cumulative redeemable preferred shares of beneficial interest of the Company ("Series A Preferred Shares"), respectively. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership described above by issuing one Common Share in exchange for each OP unit tendered for redemption and one Series A Preferred Share in exchange for each Series A-1 Preferred Unit tendered for redemption. The Company has elected to report early the private placement of its Common Shares and Series A Preferred Shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that OP units or Series A-1 Preferred Units are in the future tendered for redemption.
Following a two-year lock-up period, holders of subordinated performance units may elect, only upon the achievement of certain performance thresholds relating to the properties to which such subordinated performance units relate, to convert all or a portion of such subordinated performance units into OP units one time each year by submitting a completed conversion notice prior to December 1 of such year. All duly submitted conversion notices will become effective on the immediately following January 1. For additional information about the conversion or exchange of subordinated performance units into OP units, see Note 9 in Item 1 to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2019.
As of June 27, 2019, other than those OP units held by the Company, after reflecting the transactions described herein, 33,096,037 OP units of the Operating Partnership were issued and outstanding (including 756,267 outstanding LTIP units and 1,848,261 outstanding OP units ("DownREIT OP units") in certain consolidated subsidiaries of the Operating Partnership, which are convertible into, or exchangeable for, OP units on a one-for-basis, subject to certain conditions).
As of June 27, 2019, after reflecting the transaction described herein, 684,421 Series A-1 Preferred Units were issued and outstanding.
The issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2019

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Financial Officer